UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIPTREE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	38-3754322
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Steamboat Road, 2nd Floor Greenwich, CT 06830 (Address of Principal Executive Offices and Zip Code)
Tiptree Inc. 2017 Omnibus Incentive Plan* (Full Title of the Plan) *See explanatory notes below
Siew Kwok, Esq.
General Counsel and Secretary
Tiptree Inc.
660 Steamboat Road, Greenwich, CT 06830
(212) 446-1400
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Michael R. Littenberg, Esq. William J. Michener, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTES

On June 19, 2017, Tiptree Inc. (the “Company” or “Registrant”) registered 6,100,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to be offered or sold to participants under the Tiptree Inc. 2017 Omnibus Incentive Plan (as amended, the “2017 Plan”) pursuant to its Registration Statement on Form S-8 (File No. 333-218827) (the “Prior Registration Statement”).

On April 5, 2022, the Company’s Board of Directors approved, and on June 7, 2022 the Company’s stockholders approved, an amendment to the 2017 Plan (the “First Amendment”) to increase the number of shares of the Company’s Common Stock available for awards thereunder by an additional 4,000,000 shares. The Company filed a Registration Statement on Form S-8 registering the 4,000,000 additional shares of Common Stock on August 8, 2022 (File No. 333-266625) (the “Second Registration Statement”, and together with the Prior Registration Statement, the “Prior Registration Statements”).

On February 24, 2026, the Company’s Board of Directors approved, subject to stockholder approval, an amendment to the 2017 Plan (the “Second Amendment”) to increase the number of shares of Common Stock available for awards thereunder by an additional 4,000,000 shares and to extend the term of the 2017 Plan to June 6, 2037. On April 28, 2026, the Company’s stockholders approved the Second Amendment. This Registration Statement on Form S-8 is being filed in order to register the 4,000,000 additional shares of Common Stock that may be offered or sold to participants under the 2017 Plan as a result of the Second Amendment.

Pursuant to General Instruction E on Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No.	Document
4.1

Fifth Articles of Amendment and Restatement of the Registrant, effective June 6, 2018 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on June 7, 2018 and incorporated herein by reference.

4.2

Fifth Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on January 25, 2023 and incorporated herein by reference.

4.3

Articles Supplementary of the Registrant, dated December 29, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549) filed on December 29, 2014 and incorporated herein by reference.

5.1*	Opinion of Venable LLP
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Venable LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included as part of the signature page of the Registration Statement).
99.1	Tiptree Inc. 2017 Omnibus Incentive Plan (previously filed as Exhibit 10.1 of the Registrant’s Form S-8 Registration Statement filed on June 19, 2017) and incorporated herein by reference.
99.2	Amendment No. 1 to Tiptree Omnibus Incentive Plan (previously filed as Exhibit 99.2 to the Registrant’s Form S-8 Registration Statement filed on August 8, 2022) and incorporated herein by reference.
99.3	Amendment No. 2 to Tiptree Omnibus Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on March 16, 2026).
107*	Filing fee table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the Town of Greenwich, State of Connecticut, on this 3rd day of June, 2026.

Tiptree Inc.
Date:	June 3, 2026	By:	/s/ Michael G. Barnes
Michael G. Barnes
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoint Michael Barnes, Scott McKinney and Siew Kwok, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 3rd day of June, 2026.

Signature	Title	Date

/s/ Michael G. Barnes Michael G. Barnes	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2026

/s/ Scott McKinney Scott McKinney	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2026

/s/ Randy S. Maultsby Randy S. Maultsby	President and Director	June 3, 2026

/s/ Jonathan Ilany Jonathan Ilany	Director	June 3, 2026

/s/ Paul M. Friedman Paul M. Friedman	Director	June 3, 2026

/s/ Lesley Goldwasser Lesley Goldwasser	Director	June 3, 2026

/s/ Bradley E. Smith Bradley E. Smith	Director	June 3, 2026

/s/ Dominique Mielle Dominique Mielle	Director	June 3, 2026